Exhibit No. 23.1







                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Madison Gas and Electric Company on Form S-3 (File No. 33-52491) of our reports dated February 11, 1994, on our audit of the consolidated financial statements and financial statement schedules of Madison Gas and Electric Company as of December 31, 1993, and for the year then ended, which reports are included or incorporated by reference in this annual report on Form 10-K.



                                                        COOPERS & LYBRAND

Milwaukee, Wisconsin
March 28, 1994
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